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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Websense, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10240 Sorrento Valley Road
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2008

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Websense, Inc., a Delaware corporation (the "Company"). The meeting will be held on June 4, 2008 at 11:00 a.m. Pacific Daylight Time at 10240 Sorrento Valley Road, San Diego, California 92121, for the following purposes:

  1.
  To elect two directors to hold office until the 2011 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the annual meeting is April 8, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 4, 2008 at 11:00 a.m. Pacific Daylight Time at 10240 Sorrento Valley Road, San Diego, California 92121.

The proxy statement and annual report to stockholders are available at http://investor.websense.com. The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

Michael A. Newman, Corporate Secretary

San Diego, California
April 25, 2008

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as may be made available to you by your broker, bank or other agent, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

WEBSENSE, INC.
10240 Sorrento Valley Road
San Diego, California 92121

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Websense, Inc. (sometimes referred to as "we", the "Company" or "Websense") is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders, including any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or if made available to you by your broker, bank or other agent, vote over the telephone or the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 25, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 8, 2008 will be entitled to vote at the annual meeting. On this record date, there were 45,163,694 shares of common stock outstanding and entitled to vote. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the executive offices of the Company.

  Stockholder of Record: Shares Registered in Your Name

        If on April 8, 2008 your shares were registered directly in your name with Websense's transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 8, 2008 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of two directors;

  •
  Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2008.

What are the recommendations of the Board of Directors?

        The Board of Directors recommends a vote in favor of the election of both directors as well as the ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm of the Company.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Websense. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 8, 2008.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all two nominees for director, and "For" the ratification of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, our employees and Computershare Trust Company, N.A. may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Computershare Trust Company, N.A. will be paid its customary fee of approximately $20,000 plus out-of-pocket expenses if it solicits proxies. Computershare Trust Company, N.A. will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy materials to brokers and banks for subsequent distribution to beneficial holders of stock, and solicit proxy responses from holders of our common stock. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to Websense's Corporate Secretary at 10240 Sorrento Valley Road, San Diego, California 92121.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker as your nominee (that is, in "street name"), you should follow the instructions provided by the institution that holds your shares regarding how to instruct your broker to vote your shares.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 8, 2008 to Websense's Corporate Secretary at 10240 Sorrento Valley Road, San Diego, California 92121. If you wish to bring a matter before the stockholders at next year's annual meeting and you do not notify Websense before February 27, 2009, the Company's management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. Your notice to the Corporate Secretary must set forth as to each matter you propose to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) your name and address, as they appear on the Company's books, (iii) the class and number of shares of the Company which are beneficially owned by you, (iv) any material interest you may have in the business matter being proposed, and (v) any other information that is required to be provided by you pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in your capacity as a proponent to a stockholder proposal. You are also advised to review the Company's bylaws, which contain additional requirements relating to the advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange, "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the two nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" or "Withheld" will affect the outcome of the election of directors.

  •
  To be approved, Proposal No. 2 (Ratification of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008) must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you abstain from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 45,163,694 shares outstanding and entitled to vote.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present at the meeting, in person or represented by proxy, may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2008.

Proposal 1

ELECTION OF DIRECTORS

        Websense's Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled with persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The Board of Directors presently has seven members. There are two directors in the class whose term of office expires in 2008. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2011 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to invite directors and nominees for directors to attend the annual meeting. Five directors attended the 2007 Annual Meeting of Stockholders.

        The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy.

        The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING
AT THE 2011 ANNUAL MEETING

Mark S. St.Clare

        Mark S. St.Clare, age 61, has served as a director since October 2002. Since June 2007, Mr. St.Clare has served on the Board of Directors of Auxilio, Inc., a publicly held healthcare document services company. From November 2000 to October 2002, Mr. St.Clare served as Chief Financial Officer of Access360, a provider of identity management software, until that company's acquisition by IBM. Mr. St.Clare previously served as Chief Financial Officer of Nexgenix, Inc., a supplier of Internet professional services, from February 2000 to November 2000. From January 1985 to February 2000, Mr. St.Clare served as Senior Vice President and Chief Financial Officer of FileNET Corporation, a publicly held software company. Mr. St.Clare also served as Corporate Secretary of FileNET from June 1993 to February 1999. He received a B.S. in Business Administration from the University of Denver.

Peter C. Waller

        Peter C. Waller, age 53, has served as a director since March 2001. Since February 2006, Mr. Waller has served as President and Chief Operating Officer of Corinthian Colleges, Inc., one of the largest for-profit post-secondary education systems in North America. From October 2004 to January 2006, Mr. Waller served as Executive Partner of ThreeSixty Sourcing, a provider of imported consumer goods, where he served as Chief Executive Officer from March 2001 until October 2004. From June 1997 to July 2000, Mr. Waller served as the President of Taco Bell Corp., an international food service chain that became a subsidiary of Tricon Global Restaurants after it was spun off from Pepsico in 1997. Mr. Waller previously served as Chief Marketing Officer of Taco Bell Corp. from January 1996 to May 1997. From 1990 to 1995, Mr. Waller held senior marketing positions with KFC, an international food service chain, in Western Europe, Australia and for the last two of those years, as Chief Marketing Officer of the USA operations. Mr. Waller received his M.A. from Oxford University, England.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

Bruce T. Coleman

        Bruce T. Coleman, age 69, served as our interim Chief Executive Officer from November 1998 to May 1999, and continues to be a director, a position he has held since November 1998. Since

November 1991, he has served as the Chief Executive Officer of El Salto Advisors, an interim executive firm. Since November 2007, Mr. Coleman has also served as Chief Executive Officer of WebTrends, Inc., an Internet analytics company. From October 2006 to April 2007, Mr. Coleman served as interim Chief Executive Officer of WatchGuard Technologies, Inc., a provider of internet security services. Mr. Coleman served as Chief Executive Officer of Vernier Networks, Inc., a provider of security solutions for mobile users, from January 2004 to June 2004. From October 2000 to August 2001, he served as Chief Executive Officer of Stamps.com, a provider of Internet mailing and shipping services. He received a B.A. in Economics from Trinity College and an M.B.A. from Harvard Business School.

Gene Hodges

        Gene Hodges, age 56, has been the Chief Executive Officer of Websense since January 2006, and was the Company's President from January 2006 to April 2007. He has been a director of Websense since January 2006. Prior to joining Websense, Mr. Hodges served as President of McAfee Inc. from November 2001 to January 2006. Mr. Hodges served as President of the McAfee Product Group from January 2000 to November 2001, and from August 1998 to January 2000, he served as Vice President of Security Marketing. Mr. Hodges received a B.A. in Astronomy from Haverford College and completed the Harvard Advanced Management Program for business executives.

John F. Schaefer

        John F. Schaefer, age 65, has served as a director since May 2001. Since November 1994, Mr. Schaefer served as Chairman and Chief Executive Officer of Phase Metrics, which was a publicly traded producer of technically advanced process and production test equipment for the data storage industry until substantially all of its assets were purchased by KLA-Tencor Corporation in April 2001. From 1992 to 1994, Mr. Schaefer was President, Chief Operating Officer and a director of McGaw, Incorporated, a producer of intravenous products and devices. He received a B.S. in Engineering from the United States Naval Academy and an M.B.A. from Harvard Business School.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

John B. Carrington

        John B. Carrington, age 64, has served as a director and Chairman of the Board of the Company since June 1999. Mr. Carrington also served as the Company's Chief Executive Officer from May 1999 to January 2006, as well as the Company's President from May 1999 to January 2003 and from August 2005 to January 2006. Prior to joining Websense, Mr. Carrington was Chairman, Chief Executive Officer and President of Artios, Inc., a provider of hardware and software design solutions to companies in the packaging industry, from August 1996 until it was acquired by BARCO n.a. in December 1998. He received his B.S. in Business Administration from the University of Texas.

Gary E. Sutton

        Gary E. Sutton, age 65, has served as a director since June 1999. Mr. Sutton retired in August 2000 from Skydesk, Inc., a provider of online data protection services, after serving as its President, Chief Executive Officer and Chairman since January 1996. From 1990 to 1995, Mr. Sutton was chairman of Knight Protective Industries, a security systems provider. Mr. Sutton was also a co-founder of Teledesic, Inc., a low-earth orbit telecommunications service. He received his B.S. from Iowa State University.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Coleman, Mr. Schaefer, Mr. St.Clare, Mr. Sutton, and Mr. Waller. In making this determination, the Board found that none of the directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Carrington, the Company's Chairman and former President and Chief Executive Officer, is not independent by virtue of his employment with the Company through June 2006. Mr. Hodges, the Company's current Chief Executive Officer, is not independent by virtue of his current employment with the Company.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met fourteen times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

        As required under applicable Nasdaq listing standards, in fiscal 2007, the Company's independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. All non-employee directors of Websense met without management seven additional times in fiscal 2007. Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Websense at 10240 Sorrento Valley Road, San Diego, California 92121. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairpersons of the Audit, Compensation, or Nominating and Corporate Governance Committee.

        In 2007, the Board had three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2007 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
John Carrington
Bruce Coleman			X	*
Gene Hodges
John Schaefer	X				X	*
Mark St.Clare	X	*			X
Gary Sutton	X		X		X
Peter Waller			X

Total meetings in fiscal year 2007	11		12		4

*
Committee Chairperson

        Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

AUDIT COMMITTEE

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934 to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company's audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the Company's quarterly financial statements. The Audit Committee has adopted a written Audit Committee Charter that is available to stockholders on our corporate website at http://www.websense.com.

        The Board of Directors annually reviews the composition of the Audit Committee, including the Nasdaq listing standards' definition of independence for Audit Committee members, and has determined that the Audit Committee is composed pursuant to Rule 4350(d)(2)(A) of the Nasdaq listing standards and that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Board of Directors has also determined that all members of the Audit Committee qualify as "audit committee financial experts," as defined in applicable Securities and Exchange Commission ("SEC") rules. The Board made a qualitative assessment of each Audit Committee member's level of knowledge and experience based on a number of factors, including their formal education, experience as a principal financial officer for public reporting companies and/or experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

        The Audit Committee reviewed and discussed the audited financial statements for the fiscal year end December 31, 2007 with management of the Company. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and discussed with the independent accountants the independent registered public accounting firm's independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Submitted by the Audit Committee of the Board of Directors,
Mark S. St.Clare
John F. Schaefer
Gary E. Sutton

*
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with the SEC, and is not deemed to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

COMPENSATION COMMITTEE

        All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee has adopted a written Compensation Committee Charter that is available to stockholders on our corporate website at http://www.websense.com.

        The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee the Company's compensation strategy, policies, plans and programs including:

  •
  establishment of corporate and individual performance objectives relevant to the compensation of the Company's executive officers, other senior management and directors and evaluation of performance in light of these stated objectives;

  •
  review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company's Chief Executive Officer and the other executive officers and directors; and

  •
  administration of the Company's equity compensation plans.

        The Compensation Committee also reviews with management the Company's Compensation Discussion and Analysis and considers whether to recommend its inclusion in proxy statements and other filings.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least quarterly, and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, with consultation among the CEO, the President and the General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any determination of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee direct, independent and confidential access to the Company's other directors, management and personnel to carry out the Committee's purpose. The Compensation Committee has authority to obtain compensation surveys, reports on the design and implementation of compensation programs for the Company's directors, officers and employees, and other data and documentation, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2000, the Compensation Committee formed the Special Stock Option Committee of our Board of Directors, currently composed of our Chief Executive Officer, Gene Hodges, and our Chairman of the Board, John Carrington. The purpose of this delegation of authority is to ease option administration within the Company and to facilitate the timely grant of options to all eligible individuals other than executive officers who are subject to the short-swing profit restrictions under Section 16 of the Securities and Exchange Act of 1934 ("Section 16 Officers"), within specified guidelines provided by the Compensation Committee. The Board or the Compensation Committee must grant all stock options to Section 16 Officers. As part of its oversight function, the Compensation Committee reviews the list of grants made by the Special Stock Option Committee.

        The Compensation Committee reviews and determines, on an annual basis, the compensation to be paid to our Chief Executive Officer and each of our executive officers. On an annual basis, (a) the Compensation Committee, along with the Board of Directors, evaluates the performance of the Chief Executive Officer, (b) the Chief Executive Officer and President evaluate the performance of the various officers who directly or indirectly report to the Chief Executive Officer or President, respectively, and (c) the Chief Executive Officer evaluates the performance of the President. The Chief Executive Officer and President make recommendations to the Compensation Committee with respect to annual salary adjustments and annual stock option grants. The Compensation Committee can exercise its discretion in modifying any recommended salary adjustments or discretionary cash or equity-based awards to officers. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company and industry-wide compensation levels, including analyses of executive and director compensation paid at other companies identified through surveys conducted by reputable companies such as the Radford Executive Compensation Survey and the Culpepper Executive Compensation Survey.

        The specific processes and determinations of the Compensation Committee with respect to executive compensation for fiscal year ended December 31, 2007 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the Company's Compensation Committee consists of Mr. Coleman, Mr. Sutton and Mr. Waller. Mr. Coleman served as our interim Chief Executive Officer from November 1998 to May 1999. No other member of the Compensation Committee has been a contractor, officer or employee of the Company at any time. None of the Company's executive officers serves as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS*

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the "CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Submitted by the Compensation Committee of the Board of Directors,
Bruce T. Coleman
Gary E. Sutton
Peter C. Waller

*
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with the SEC, and is not deemed to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act, other than the Company's Annual Report on Form 10-K.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Nominating and Corporate Governance Committee charter is available to stockholders on our corporate website at http://www.websense.com.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrating excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. Under the Company's Corporate Governance Guidelines, directors must retire from the Board effective as of the first annual meeting following the director's 75th birthday, directors may be elected to no more than four full three-year terms (excluding any elections prior to the Company's initial public offering in March 2000) and directors may be on no more than five additional public company boards of directors. A Board member, including the Chief

Executive Officer, who ceases to be actively employed in his or her principal business or profession, or experiences other changed circumstances that could pose a conflict of interest, diminish his effectiveness as a Board member, or otherwise be detrimental to the Company, shall offer to resign from the Board. The Nominating and Corporate Governance Committee, will then evaluate whether the Board should accept the resignation based on a review of whether the individual continues to satisfy the Board's membership criteria in light of his or her changed circumstances. Other than the limitations in the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee retains the right to modify the director qualifications from time to time.

        Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair these directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses the Board's and management's network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee by majority vote. The Nominating and Corporate Governance Committee was formed in 2003. To date, the Nominating and Corporate Governance Committee has nominated incumbent director candidates, has not needed to identify or evaluate any new director candidates, and therefore has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Company's Corporate Governance Guidelines provide that any new director who is appointed by the Board prior to election by the stockholders will stand for election at the Company's next annual meeting following the appointment.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 10240 Sorrento Valley Road, San Diego, California 92121, not less than six months prior to any meeting at which directors are to be elected. Submissions must include with respect to each person whom the nominating stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of the Company that are beneficially owned by the proposed nominee, (iv) a description of all arrangements or understandings between the nominating stockholder and the proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the nominating stockholder, and (v) any other information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to

Regulation 14A under the 1934 Act (including without limitation the proposed nominee's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). The nominating stockholder must also include: (i) the name and address, as they appear on the Company's books, of the nominating stockholder, (ii) the class and number of shares of the Company which are beneficially owned by the nominating stockholder, and (iii) any material interest of the nominating stockholder in such nomination. To date, the Nominating and Corporate Governance Committee has not received, thus has not accepted nor rejected, any director nominees from a stockholder.

MAJORITY VOTING

        In January 2007, the Company adopted a "Majority Voting" policy as a part of its Corporate Governance Guidelines. Under this policy, if a director receives in an uncontested election a greater number of "withhold" votes than votes cast "for" his or her election, the Nominating and Corporate Governance Committee will undertake a prompt evaluation of the appropriateness of the director's service on the Board. In performing this evaluation, the Nominating and Corporate Governance Committee will review all factors it deems relevant, including the stated reasons why votes were withheld, the director's length of service, his or her past contributions to the Company and the availability of other qualified candidates. The Nominating and Corporate Governance Committee will then make a recommendation to the Board and the Board will review the recommendation and consider such further factors and information as it deems relevant. Under this policy, the Nominating and Corporate Governance Committee will make its recommendation and the Board will act on the Nominating and Corporate Governance Committee's recommendation no later than 90 days following the date of the stockholders' meeting. The policy provides that if the Board determines remedial action is appropriate, the director shall promptly take whatever action is requested by the Board. If the director does not promptly take the recommended remedial action or if the Board determines that immediate resignation is in the best interests of the Company and its stockholders, the policy provides that the director shall promptly tender his or her resignation upon request from the Board. The director in question will not participate in the Nominating and Corporate Governance Committee's or the Board's analysis.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Company has a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of Websense at 10240 Sorrento Valley Road, San Diego, California 92121. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis. These communications will be reviewed by one or more officers of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company's Code of Business Conduct that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF BUSINESS CONDUCT AND CODE OF ETHICS

        The Company has adopted a Code of Business Conduct which, together with the policies referred to therein, is applicable to all directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for the Chief Executive Officer, Senior Financial Officers and all Finance and Accounting Department Personnel ("Code of Ethics"). The Code of Business Conduct

and the Code of Ethics cover all areas of professional conduct, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company encourages all employees, officers and directors to promptly report any violations of any of the Company's policies. In the event that an amendment to, or a waiver from, a provision of the Code of Business Conduct or Code of Ethics that applies to any of our directors or executive officers is necessary, the Company intends to post such information on its website. Copies of our Code of Business Conduct and our Code of Ethics can be obtained from our website at http://www.websense.com.

CORPORATE GOVERNANCE GUIDELINES

        In January 2004, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The guidelines are reviewed annually and revised as necessary. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board retirement and term limits, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committees, board and committee self-evaluation, director orientation and continuing education, and director compensation. The Corporate Governance Guidelines are available to stockholders on our corporate website at http://www.websense.com.

Proposal 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of an independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's initial public offering in March 2000. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

        The following table shows aggregate fees to the Company for the fiscal years ended December 31, 2007 and December 31, 2006, by Ernst & Young LLP, the Company's independent registered public accounting firm.

	Fiscal Year
	2007	2006
	(in thousands)
Audit Fees (for annual audit of the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting; reviews of the Company's quarterly reports on Form 10-Q; review of the annual proxy statement; comfort letters and consents for Company filings on Form S-8; and statutory and group audits required internationally)(1)	$1,135	$680
Audit-Related Fees (for consultation regarding financial accounting and reporting standards and due diligence related to acquisitions)(2)	428	235
Tax Fees (for U.S. and international income tax compliance, advice and planning)	2	—

Total Fees	$1,565	$915

(1)
Includes fees and out-of-pocket expenses, whether or not yet billed.

(2)
Includes amounts billed and related out-of-pocket expenses for services rendered during the year, including due diligence and other audit-related services pertaining to the SurfControl and PortAuthority acquisitions in 2007.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees described in the table above were pre-approved by the Audit Committee.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the independence of the registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

OTHER MATTERS

        The Company knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. By execution of the enclosed proxy, you grant discretionary authority with respect to such other matters.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of February 29, 2008 by: (i) each director and nominee for director, (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

        Except as otherwise noted, the address of each person listed in the table is c/o Websense, Inc., 10240 Sorrento Valley Road, San Diego, California 92121. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. The applicable percentage of ownership for each stockholder is based on 45,440,177 shares of common stock outstanding as of February 29, 2008, together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned that are exercisable on or before April 29, 2008 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address	Number of Shares Beneficially Owned	Percent (%)
Named Executive Officers, directors and Nominees for directors:
Gene Hodges(1)	473,000	1.03
Douglas C. Wride(2)	460,545	1.00
Dudley Mendenhall	0	0
John McCormack(3)	87,500	*
Michael A. Newman(4)	82,195	*
John B. Carrington(5)	193,109	*
Bruce T. Coleman(6)	126,000	*
John F. Schaefer(7)	96,000	*
Mark St.Clare(8)	72,000	*
Gary E. Sutton(9)	57,380	*
Peter C. Waller(10)	90,000	*
5% Stockholders
Glenhill Overseas Management, LLC(11) 598 Madison Avenue, 12th Floor New York, NY 10022	4,300,000	9.46
Osterweis Capital Management, LLC(12) One Maritime Plaza, Suite 800 San Francisco, CA 94111	4,117,330	9.08
Shamrock Capital Advisors, Inc.(13) 4444 Lakeside Drive Burbank, CA 91505	3,911,965	8.61
T.Rowe Price Associates, Inc.(14) 100 E. Pratt Street Baltimore, MD 21202	2,527,700	5.56
All of our executive officers and directors as a group (11 persons)(15)	1,837,729	3.70

*
Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
Includes 400,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.

(2)
Includes 443,970 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008. Also includes 2,600 shares of common stock held by Mr. Wride's daughter and 2,850 shares of common stock held by Mr. Wride's son.

(3)
Includes 87,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.

(4)
Includes 82,125 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.

(5)
Consists of 193,109 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008, of which 5,000 shares remain unvested and therefore subject to certain rights of repurchase by the Company.

(6)
Includes 56,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008, of which 5,000 shares remain unvested and therefore subject to certain rights of repurchase by the Company.

(7)
Includes 90,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008, of which 5,000 shares remain unvested and therefore subject to certain rights of repurchase by the Company.

(8)
Includes 70,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008, of which 5,000 shares remain unvested and therefore subject to certain rights of repurchase by the Company.

(9)
Includes 55,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008, of which 5,000 shares remain unvested and therefore subject to certain rights of repurchase by the Company.

(10)
Consists of 90,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008, of which 5,000 shares remain unvested and therefore subject to certain rights of repurchase by the Company.

(11)
Pursuant to a Form 13G filed with the SEC on February 14, 2008, Glenhill Overseas Management, LLC reported that it had sole dispositive power and sole power to vote for all 4,300,000 shares.

(12)
Pursuant to a Form 13G filed with the SEC on February 14, 2008, Osterweis Capital Management, LLC reported that it had sole dispositive power for all 4,117,330 shares, with sole power to vote 4,111,130 of the shares and shared power to vote none of the shares.

(13)
Pursuant to a Form 13D filed with the SEC on February 14, 2008, Shamrock Capital Advisors, Inc. reported that it had sole dispositive power and sole power to vote for all 3,911,965 shares.

(14)
Pursuant to a Form 13G filed with the SEC on February 12, 2008, T.Rowe Price Associates, Inc. reported that it had sole dispositive power for all 2,527,700 shares, with sole power to vote 891,800 of the shares and shared power to vote none of the shares.

(15)
Includes 1,667,704 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008, of which 130,000 shares remain unvested and therefore subject to certain rights of repurchase by the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee of the Board of Directors (the "Committee"), under its charter, is charged with, among other things: (1) determining the cash and non-cash compensation of our executive officers, (2) evaluating the performance of our executive officers, and (3) exercising the authority of the Board of Directors with respect to the administration of our stock-based and other incentive compensation plans.

Compensation Philosophy

        The Committee believes that the most effective executive compensation programs are designed to attract and retain key employees, reward the achievement of annual and strategic corporate and individual objectives, and reward superior performance. The compensation plans must be integrated with our short-term and long-term objectives and strategic goals, which are designed to align the interests of our key employees with the interests of our stockholders and ensure that compensation is meaningfully related to the value created for our stockholders. The Committee evaluates both performance and compensation to make sure that compensation provided to key employees remains competitive relative to the compensation paid to executives at peer companies. The Committee believes that our compensation programs should include short and long-term components, cash and equity-based compensation and should reward performance as measured against established individual and Company goals.

Role of Executive Officers in Compensation Decisions

        The Committee makes all compensation decisions for our executive officers, and reviews compensation decisions made by our CEO and President for our non-executive officers. The Committee, along with the Board of Directors, evaluates the performance of the Chief Executive Officer (the "CEO") on an annual basis. The CEO and President evaluate the performance of the various officers who directly or indirectly report to the CEO or President, respectively. The CEO also evaluates the performance of the President. The CEO or President, as applicable, then make recommendations to the Committee with respect to annual salary adjustments and annual stock option grants. The Committee can exercise its discretion in modifying any recommended salary adjustments or discretionary cash or equity-based awards to any executive or non-executive officers.

        The Special Stock Option Committee of our Board of Directors consists of our CEO, Gene Hodges, and our Chairman of the Board, John Carrington. The Special Stock Option Committee has the authority to make discretionary stock option grants under the 2000 Amended and Restated Stock Incentive Plan (the "2000 Plan") and the 2007 Stock Incentive Assumption Plan (the "2007 Plan") to all eligible individuals other than executive officers who are subject to the short-swing profit restrictions under Section 16 of the Securities and Exchange Act of 1934 ("Section 16 Officers"). The Board or the Compensation Committee must grant all stock option grants to Section 16 Officers. The Compensation Committee has established guidelines for option grants to new employees and for promotions based upon salary grades within the Company. It is the policy of the Board of Directors that grants to new hires or in connection with promotions, including to executive officers, will be made at the closing stock market price on the last business day of the month in which the employee commenced employment or was promoted. Previously, stock options were granted on the employment commencement date or promotion date. The Compensation Committee reviews the grants made by the Special Stock Option Committee to ensure that grants are made consistent with these guidelines.

Setting Executive Compensation

        The Committee reviews and determines, on an annual basis, the compensation to be paid to our CEO, President, and our other executive officers, and reviews and adjusts, as the Committee deems necessary, the compensation to be paid to our non-executive officers. The Committee did not use the services of a compensation consultant in connection with its annual review of compensation for 2008. In January 2007, the Committee retained the services of compensation consultant Frederic W. Cook & Co. in connection with the Committee's review of the compensation programs of the Company, including the structure of annual cash incentive plans.

        As part of its discretionary review of compensation, the Committee does compare the total compensation of our executives against those at other publicly-traded technology companies with comparable revenue. The Committee considers base salary and variable compensation separately, as well as combined as a total compensation package. The Committee obtains compensation information through surveys conducted by reputable companies such as the Radford Executive Compensation Survey and the Culpepper Executive Compensation Survey. In order to attract and retain top executives in the very competitive technology sector, the Committee has generally considered that our officers' total compensation opportunity should be at a level that approximates the 60th - 75th percentile of the compensation opportunity provided by other publicly-traded technology companies with comparable revenues included in these surveys.

Executive Compensation Components

        The compensation program for our CEO, President and other officers consists principally of base salary, annual cash incentive compensation, long-term compensation in the form of stock options and, in some cases, restricted stock units, and severance/termination protection. Our policy for allocating between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing annual cash incentives to reward annual performance against specific Company goals and long term compensation to maximize the creation of long-term value for the Company and our stockholders.

Base Salary

        Base salary levels for our CEO, President and other officers recognize the experience, skills, knowledge and responsibilities required of each officer and are determined, in part, through comparisons to executive compensation surveys for publicly-traded technology companies as well as comparisons to salaries paid by companies with which we compete for personnel in local markets. In establishing the 2007 base salaries of our CEO, President and our officers, the Committee took into account a number of factors, including the recommendations of the CEO (except as to his own compensation), the executive's seniority, position, including any job promotion or functional role changes, level of responsibility over the prior twelve months, his or her contribution to the Company over the prior twelve months, and any increase in pay levels for similar positions at similarly situated companies. For newly hired officers, including our current Chief Financial Officer ("CFO") who was hired in August 2007, the Committee considers the compensation of the individual at his or her prior employer, the compensation packages of comparable officers at publicly-traded technology companies of comparable size, the compensation packages of recently hired software officers in corresponding positions in California and competitive hiring factors.

        The Committee reviews each officer's salary once a year and may increase each officer's salary to reflect promotions or changes in level of responsibility, performance-based factors, as well as competitive conditions. The Committee does not apply specific formulas to determine increases. Generally, officer salaries are adjusted effective January 1 of each year for commission-based officers and in March for non-commissioned officers, including our CEO and President.

        In February 2007, the Committee increased the salary of our named executive officers based upon individual performance as well as to reflect changes in level of responsibility. In addition, Michael Newman's salary was increased again in September 2007 upon his promotion from Vice President to Senior Vice President and Doug Wride's salary was increased in January 2008 to reflect his promotion from Chief Financial Officer to President in April 2007.

Annual Cash Incentive Compensation

        For our CEO, President and officers, the cash incentive plan is intended to provide a direct financial incentive in the form of semi-annual and annual cash bonuses based on the achievement of specifically defined corporate and individual performance goals. Incentive compensation for these officers is based upon our achievement of billings and non-GAAP operating income goals, measured both semi-annually and annually, along with any individual performance goals established by the Committee. For purposes of these corporate performance goals, billings (a non-GAAP financial measure) and non-GAAP operating income are both calculated consistent with the way we report billings and non-GAAP operating income in our earnings releases.

  CEO Cash Incentive Compensation

        For 2007, our CEO was eligible for a target bonus amount equal to 100% of his annual salary (the "CEO Target Bonus"). The actual amount of the CEO Target Bonus earned by the CEO was based on the Company's achievement of an annual billings objective and operating income objective established by the Committee or the Company's Board of Directors near the beginning of the fiscal year, as revised by the Committee after we acquired SurfControl plc in October 2007. The original annual billings objective was $241 million and the original GAAP annual operating income objective was $53.9 million. In November 2007, the Committee amended the billings and operating income objectives for 2007 because when the objectives were established at the beginning of 2007, the Committee did not anticipate that the SurfControl acquisition would close during the fourth quarter of 2007 and would virtually assure that the original billings objective as a stand-alone company would be significantly exceeded due to the inclusion of one quarter of billings from the SurfControl products and customers or that the Company's operating income computed under GAAP for 2007 would be substantially impacted in a negative way by the acquisition of SurfControl. The revised annual billings objective was $258.9 million and the revised annual non-GAAP operating income objective was $59.2 million.

        Subject to discretionary adjustment, one-half of the CEO Target Bonus would be earned if the Company met its annual billings goal while the other half would be earned if the Company met its annual operating income goal. Achievement of at least 90% of either the annual billings goal or annual operating income goal was required for any payment of the portion of the CEO's bonus that was based on achievement of such goal. At 90%, the CEO would earn 50% of the CEO Target Bonus, and at 110%, the CEO would earn 150% of the CEO Target Bonus. The CEO bonus amount would be prorated for goal achievement between 90% - 110% of the annual billings goal or annual operating income goal, and no additional payments would be made for any achievement in excess of 110%. Additionally, the Committee or the Company's Board of Directors had discretion to modify the bonus amount actually paid to the CEO between a range of 0% to 130% of the bonus amount otherwise payable, based upon the CEO's achievement of certain individual performance goals. The Committee uses annual billings objectives because, under our subscription model, billings is the best indicator of sales and uses operating income as a measure of overall financial performance. During 2007, the Committee decided to use non-GAAP operating income due to the substantial impact of the acquisitions of PortAuthority and SurfControl on GAAP operating income and the Committee's view that the non-GAAP operating income was the best indicator of the current performance of the Company.

        For 2007, our CEO earned a bonus of $601,577, which was 111% of the CEO Target Bonus and was based upon achievement of 99.6% of the Company's billings objective and 104.7% of the Company's non-GAAP operating income objective. No additional adjustment was made by the Committee to our CEO's bonus for achievement of individual performance goals.

        For 2008, our CEO will be eligible for a target bonus amount equal to 100% of his annual salary under the same plan design. The Committee set the 2008 billings and non-GAAP operating income objectives during the Company's fourth quarter of 2007 as part of and consistent with the 2008 operating budget approved by the Board of Directors in the Company's fourth quarter. The Committee generally sets the billings and non-GAAP operating income objectives within the annual guidance provided by the Company so that management has a direct cash incentive to perform to expectations.

  Cash Incentive Compensation for President and CFO

        Our former CFO, Douglas C. Wride was promoted to President and CFO in April 2007. In August 2007, we hired a new CFO, Dudley Mendenhall, while Mr. Wride remained President. For 2007, Mr. Wride remained on the CFO bonus plan. Both Mr. Wride and Mr. Mendenhall were eligible for a target bonus amount equal to 50% of their respective annual salaries (the "Target Bonus"). The actual amount of the Target Bonus earned by the President and the CFO was based on the Company's achievement of the billings and non-GAAP operating income targets described for the CEO Target Bonus above. Subject to discretionary adjustment, for each half of the Company's fiscal year in which the Company met its semi-annual billings and non-GAAP operating income targets, each of the President and the CFO was eligible to receive one-third of the Target Bonus (the "Semi-Annual Bonus"). One-third of each Semi-Annual Bonus was earned if the Company met its semi-annual billings goal and two-thirds of each Semi-Annual Bonus was earned if the Company met its semi-annual operating income goal. At the end of the fiscal year, if the Company met its annual billings goal and annual operating income goal, the President and the CFO each were eligible to receive the remaining one-third of the Target Bonus, again split in a one-third/two-thirds manner. Achievement of at least 90% of a goal was required for any payment of the portion of the President's or the CFO's bonus that was based on achievement of such goal. At 90%, each of the President and the CFO would earn 50% of the Target Bonus, and at 110%, each of the President and the CFO would earn 150% of the Target Bonus. The Target Bonus would be prorated for goal achievement between 90% - 110% of a goal, and no additional payments would be made for any achievement in excess of 110%. Additionally, the Committee or the Company's Board of Directors had discretion to modify the bonus amount actually paid to the President or the CFO between a range of 0% to 130% of the bonus amount otherwise payable, based upon the President's or the CFO's achievement of certain individual performance goals. Achievement of the operating income goals are more heavily weighted than the billing objective under this plan because the CFO has greater responsibility for overall financial performance of the Company than the sales and marketing component of the business that generates the billings results.

        The annual billings objective and the annual non-GAAP operating income objective were the same as the goals used for the CEO as described above. The semi-annual billings objective for the first half of 2007 was $100.6 million and the GAAP operating income objective was $25.4 million. The original semi-annual billings objective for the second half of 2007 was $140.8 million and the original GAAP operating income objective was $28.5 million. As discussed above, after our acquisition of SurfControl, the Committee amended the annual billings and operating income objectives in November 2007 and made a proportional change to the semi-annual billings and non-GAAP operating income objective for the second half of 2007. The semi-annual billings objective for the second half of 2007 was $158.3 million and the non-GAAP operating income objective was $33.8 million. During the first half of 2007, 96.5% of the Company's billings objective was met and 102.5% of the Company's operating income objective was met. During the second half of 2007, 101.6% of the Company's billings objective was met and 106.3% of the Company's non-GAAP operating income objective was met. Annually,

99.6% of the Company's billings objective was met and 104.7% of the Company's non-GAAP operating income objective was met.

        For 2007, Mr. Wride earned an aggregate bonus of $206,124, which was 116% of his overall target payment for the year. No additional adjustment was made by the Committee to Mr. Wride's bonus for achievement of individual performance goals. Per the terms of his employment letter, Mr. Mendenhall participated in the 2007 CFO bonus plan on a pro-rated basis. In addition, 50% of Mr. Mendenhall's prorated salary, $47,500, was guaranteed as a bonus for 2007, although the Company's performance and subsequent bonus payment to Mr. Mendenhall under the CFO bonus plan resulted in no payment to Mr. Mendenhall pursuant to this guarantee. Accordingly, for 2007, Mr. Mendenhall earned a bonus of $57,472, which was 121% of his target payment for the portion of the year that he was our CFO. The breakdown of the bonus amounts paid to Mr. Wride and Mr. Mendenhall is set forth below.

	Semi-Annual Bonus January - June 2007		Semi-Annual Bonus July - December 2007		Annual Bonus
Name	Payout Percentage	$ Amount Paid	Payout Percentage	$ Amount Paid	Payout Percentage	$ Amount Paid
Douglas C. Wride, President	103%	$63,711	124%	$74,152	115%	$68,261
Dudley Mendenhall, Sr. Vice President and Chief Financial Officer(1)	N/A	N/A	124%	$39,227	115%	$18,245

(1)
Mr. Mendenhall joined the Company on August 31, 2007.

        For 2008, our CFO will be eligible for a target bonus amount equal to 50% of his annual salary under the same terms as set forth above. The Committee set the 2008 semi-annual and annual billings and non-GAAP operating income objectives during the Company's fourth quarter of 2007 as part of and consistent with the 2008 operating budget approved by the Board of Directors in the Company's fourth quarter.

  President Cash Incentive Compensation

        For 2008, our President will be eligible for a target bonus amount equal to 75% of his annual base salary (the "President Target Bonus"). The actual amount of the President Target Bonus earned by the President will be based on the Company's achievement of the billings and non-GAAP operating income targets. Subject to discretionary adjustment, for each half of the Company's fiscal year in which the Company meets its semi-annual billings and non-GAAP operating income targets, our President will be eligible to receive an amount equal to 50% of his semi-annual base salary (the "President Semi-Annual Bonus"). One-half of each President Semi-Annual Bonus will be earned if the Company meets its semi-annual billings goal and one-half of each President Semi-Annual Bonus will be earned if the Company meets its semi-annual non-GAAP operating income goal. At the end of the fiscal year, if the Company meets its annual billings goal and annual non-GAAP operating income goal, the President will be eligible to receive an amount equal to 25% of his annual base salary, again split in an even manner between meeting the annual billings goal and the annual non-GAAP operating income goal. Achievement of at least 90% of a goal will be required for any payment of the portion of our President's bonus based on achievement by the Company of that goal. At 90%, our President will earn 50% of the President Target Bonus, and at 110%, our President will earn 150% of the President Target Bonus. Our President's bonus amount will be prorated for goal achievement between 90% - 110% of a goal, and no additional payments will be made for any achievement in excess of 110%. Additionally, the Committee or the Company's Board of Directors will have discretion to modify the bonus amount actually paid to our President between a range of 0% to 130% of the bonus amount otherwise payable, based upon the President's achievement of certain individual performance goals.

  Executive and Non-Executive Officer Cash Incentive Compensation

        The cash incentive plan for other executive and non-executive officers is intended to provide a direct financial incentive in the form of semi-annual and annual cash bonuses based on the achievement of specifically defined corporate and individual performance goals. Incentive compensation for these officers is based upon our achievement of billings and non-GAAP operating income goals, measured both semi-annually and annually, along with any individual performance goals established by the Committee. For 2007, our officers were typically eligible for a target bonus amount equal to 25% of their respective annual base salaries (the "Officer Target Bonus"). The actual amount of the Officer Target Bonus earned by the officers was based on the Company's achievement of the billings and non-GAAP operating income targets. Subject to discretionary adjustment, for each half of the Company's fiscal year in which the Company met its billings and non-GAAP operating income targets, the officers were eligible to receive an amount equal to 16.67% of their semi-annual base salary (the "Officer Semi-Annual Bonus"). One-half of each Officer Semi-Annual Bonus was earned if the Company met its semi-annual billings goal and one-half of each Officer Semi-Annual Bonus was earned if the Company met its semi-annual non-GAAP operating income goal. At the end of the fiscal year, if the Company met its annual billings goal and annual non-GAAP operating income goal, the officers were eligible to receive an amount equal to 8.33% of their annual base salary, again split in an even manner between meeting the annual billings goal and the annual operating income goal. Achievement of at least 90% of a goal was required for any payment of the portion of an officer's bonus that was based on achievement by the Company of that goal. At 90%, an officer earned 50% of the target payment, and at 110%, an officer earned 150% of the target payment. An officer's bonus amount was prorated for goal achievement between 90% - 110% of a goal, and no additional payments were made for any achievement in excess of 110%. Additionally, the Committee or the Company's Board of Directors had discretion to modify the bonus amount actually paid to an officer between a range of 0% to 130% of the bonus amount otherwise payable, based upon the officer's achievement of certain individual performance goals.

        As discussed above, after our acquisition of SurfControl, the Committee amended the annual billings and operating income objectives and made a proportional change to the semi-annual billings and non-GAAP operating income objective for the second half of 2007 for the officer bonus plan. The semi-annual billings and non-GAAP operating income objectives were the same as those used for the President's bonus described above. During the first half of 2007, 96.5% of the billings objective was met and 102.5% of the operating income objectives was met. During the second half of 2007, 101.6% of the billings objective was met and 106.3% of the non-GAAP operating income objective was met. Annually, 99.6% of the billings objective was met and 104.7% of the non-GAAP operating income objective was met.

        For 2007, John McCormack, Senior Vice President, Product Development, earned an aggregate bonus of $93,445, which was 132% of his Officer Target Bonus for the 2007 year, while Michael A. Newman, Senior Vice President and General Counsel, earned an aggregate bonus of $77,499, which was 112% of his Officer Target Bonus for the 2007 year. For both semi-annual bonuses of 2007 as well as the annual bonus, the Committee increased the bonus amount actually paid to Mr. McCormack by twenty percent in light of Mr. McCormack's increased responsibility due to our successful opening of an engineering center in China and the acquisitions of PortAuthority and SurfControl and the corresponding increase in international engineering facilities under his supervision. For the first semi-annual bonus of 2007, the Committee increased the bonus amount actually paid to Mr. Newman by five percent in light of Mr. Newman's individual performance in closing the PortAuthority acquisition and entering into the transaction agreement to acquire SurfControl. The breakdown of the bonus amounts paid to Mr. McCormack and Mr. Newman is set forth below.

	Semi-Annual Bonus January - June 2007			Semi-Annual Bonus July - December 2007			Annual Bonus
Name	Payout %	Individual Performance %	$ Amount Paid	Payout %	Individual Performance %	$ Amount Paid	Payout %	Individual Performance %	$ Amount Paid
John McCormack, Sr. Vice President, Product Development	98%	120%	$27,614	120%	120%	$34,320	111%	120%	$31,511
Michael A. Newman, Sr. Vice President and General Counsel	98%	105%	$22,632	120%	N/A	$29,170	111%	N/A	$25,697

        For 2008, our officers will typically be eligible for a target bonus amount equal to 30% of their respective annual base salaries (the "2008 Officer Target Bonus"), as compared to the 25% target bonuses in 2007. The actual amount of the 2008 Officer Target Bonus earned by the officers will be based upon the Company's achievement of the billings and operating income targets. Subject to discretionary adjustment, for each half of the Company's fiscal year in which the Company meets its billings and non-GAAP operating income targets, the officers will be eligible to receive an amount equal to 20% of their semi-annual base salary (the "2008 Officer Semi-Annual Bonus"). One-half of each 2008 Officer Semi-Annual Bonus will be earned if the Company meets its semi-annual billings goal and one-half of each 2008 Officer Semi-Annual Bonus will be earned if the Company meets its semi-annual non-GAAP operating income goal. At the end of the fiscal year, if the Company meets its annual billings goal and annual non-GAAP operating income goal, the officers are eligible to receive an amount equal to 10% of their annual base salary, again split in an even manner between meeting the annual billings goal and the annual non-GAAP operating income goal. Achievement of at least 90% of a goal is required for any payment of the portion of an officer's bonus that is based on achievement by the Company of that goal. At 90%, an officer will earn 50% of the target payment, and at 110%, an officer will earn 150% of the target payment. An officer's bonus amount will be prorated for goal achievement between 90% - 110% of a goal, and no additional payments will be made for any achievement in excess of 110%. Additionally, the Committee or the Company's Board of Directors will have discretion to modify the bonus amount actually paid to an officer between a range of 0% to 130% of the bonus amount otherwise payable, based upon the officer's achievement of certain individual performance goals.

        In January 2008, the Committee approved a bonus plan for our Senior Vice President, Product Development, whereby Mr. McCormack will be eligible for a target bonus amount equal to 50% of his annual base salary. Subject to discretionary adjustment, for each half of the Company's fiscal year in which the Company meets its billings and non-GAAP operating income targets, Mr. McCormack will be eligible to receive an amount equal to 33.33% of his semi-annual base salary (the "Semi-Annual Bonus"). One-half of each Semi-Annual Bonus will be earned if the Company meets its semi-annual billings goal and one-half of each Semi-Annual Bonus will be earned if the Company meets its semi-annual non-GAAP operating income goal. At the end of the fiscal year, if the Company meets its annual billings goal and annual non-GAAP operating income goal, Mr. McCormack will be eligible to receive an amount equal to 16.67% of his annual base salary, again split in an even manner between meeting the annual billings goal and the annual non-GAAP operating income goal.

Long-Term Incentive Compensation

        The 2000 Plan is our principal long-term incentive plan for our CEO, President, officers and all other employees. The 2000 Plan provides for the grant of incentive and non-statutory stock options, restricted stock units and rights to purchase stock to our employees, directors or consultants. To date, only non-statutory stock options and restricted stock units have been granted under the 2000 Plan. Also, in conjunction with our acquisition of PortAuthority Technologies, Inc. ("PortAuthority") in January 2007, our Board adopted the 2007 Plan. The 2007 Plan contains the share reserve of the PortAuthority 2004 Global Share Option Plan and has been used mainly to grant the substitute options required by the terms of the Agreement and Plan of Merger and Reorganization among Websense, Leap Acquisition Corp., PortAuthority Technologies, Inc., PortAuthority Technologies Israel Ltd., and Donald Sullivan, as Stockholders' Representative, dated December 20, 2006. None of our named executive officers have been granted any equity awards under our 2007 Plan.

        The Committee believes that by providing persons who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more closely aligned. The stock awards enable the executive officers and other employees to participate in the long-term appreciation of our stockholder value, while personally feeling the impact of any business setbacks, whether Company-specific or industry based. Furthermore, the award assists with employee retention to the extent the award is subject to vesting related to an individual's continued employment.

        Officers are typically granted new stock options each year and in connection with promotions. The Committee grants only nonqualified stock options with an exercise price equal to the closing market price of our common stock on the date of grant. The options usually have seven year terms and vesting periods of four years. Options awarded to officers also typically contain a provision that accelerates vesting if the option holder's employment is terminated within 18 months following a change of control of the Company. This provision is intended to enable the retention of key employees following a change of control as well as aligning the interests of management and stockholders in connection with the evaluation of a potential change of control.

        The Committee has historically awarded annual grants during the first half of the year following the completion of annual performance evaluations. Beginning in 2007, annual grants generally will be made in the Company's second quarter. In determining the number of options to be granted to each officer, the Committee considers:

  •
  the fair value of the grant;

  •
  the number of option shares granted by position;

  •
  the number of option shares granted as a percentage of the total option shares granted and of total common shares outstanding;

  •
  the option grant practices set forth in executive compensation surveys for publicly-traded technology companies as well as the local software industry and high technology industries; and

  •
  the officer's performance.

        The initial option grant made to each officer upon joining the Company is primarily based on competitive conditions applicable to the officer's specific position and a comparison of the award to the awards granted to our other officers. In addition, the Committee considers the number of options owned by other officers in comparable positions within our Company. Upon hiring our CFO in 2007, the Committee granted him non-qualified stock options to purchase an aggregate of 200,000 shares of the Company's common stock, all of which are subject to the standard option terms and conditions described above.

        In May 2007, the Committee approved refresh option grants for the CEO, the President and officers, including the named executive officers. The Committee based these awards on annual individual performance reviews, and the relative increased responsibilities of the officers. It is the intent of the Committee to keep the equity compensation of the officers competitive with that of officers for similarly-situated publicly-traded technology companies.

        To date, the Committee has awarded restricted stock units as part of competitive hiring packages to replace foregone compensation to our CEO and certain officers, and as a retention tool for certain non-officer employees in specific instances where the Committee believed that it was warranted. Restricted stock units are subject to vesting and the holders of the restricted stock units are entitled to delivery of the underlying common stock on the applicable vesting date without any payment. The vesting schedules, including acceleration events, for restricted stock units may vary in the individual cases.

Severance/Termination Protection

        In connection with certain corporate transactions or a change in control of the Company, our equity awards are subject to acceleration under certain circumstances. We have also entered into employment agreements with our CEO, President and CFO that provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change in control of the Company or a termination without cause, each as is defined in the agreements.

        The employment agreements between our Company and these executives and the related severance compensation provisions are designed to promote stability and continuity of our senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading "Post-Employment Compensation" below.

Perquisites and Other Personal Benefits

        The Company provides officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with the overall compensation program in order to attract and retain key employees. The Committee periodically reviews the levels of perquisites and other personal benefits provided to officers.

        The Company pays premiums for group-term life insurance and makes matching contributions under the Company's 401(k) plan. The Company also pays for executive health physical exams for our CEO and President, and provides the President with the use of a Company-owned vehicle as well as payment of the gross-up for taxes associated with the vehicle because of a daily long-distance commute.

Other Considerations

        The Committee considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986 as amended. Section 162(m) generally disallows a tax deduction for publicly held corporations for individual compensation exceeding $1 million in any tax year for the CEO and the other executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the Company and that meets certain other technical requirements. The Committee, however, has determined that it will not necessarily seek to limit executive compensation to only deductible compensation under Section 162(m) because the deductibility of some types of compensation may impose requirements that limit the Company's flexibility in granting or changing executive compensation. Further, deductibility can also depend upon the timing of an executive officer's vesting or exercise of previously granted rights, and we believe that it is most important for our compensation packages to attract, retain and reward executives to maximize the return to stockholders, rather than to focus on tax deductibility.

SUMMARY COMPENSATION

        The following table shows for the annual periods ended December 31, 2007 and 2006, information concerning compensation awarded to or paid to, or earned by, the executives listed below (our "named executive officers").

Summary Compensation Table for Fiscal 2007 and 2006

Name and Principal Position	Year	Salary		Bonus (7)	Stock Awards (1)		Option Awards (1)		Non-Equity Incentive Plan Compensation (8)		All Other Compensation		Total
Gene Hodges, Chief Executive Officer(2)	2007 2006	$ $	541,962 494,712		$ $	773,520 754,446	$ $	3,355,447 3,085,512		$601,577	$ $	6,797 43,212	$ $	5,279,303 4,377,882
Douglas C. Wride, President(3)	2007 2006	$ $	356,146 339,231	$78,246			$ $	1,106,707 974,754	$ $	206,124 8,830	$ $	37,516 20,994	$ $	1,706,493 1,422,055
Dudley Mendenhall, Sr. Vice President and Chief Financial Officer(4)	2007		$95,000					$98,557		$57,472		$414		$251,443
John McCormack, Sr. Vice President, Product Development(5)	2007		$283,885					$432,659		$93,445		$176,362		$986,351
Michael Newman, Sr. Vice President and General Counsel(6)	2007 2006	$ $	277,808 231,154	$27,143			$ $	253,261 354,776	$ $	77,499 6,023	$ $	4,121 4,565	$ $	612,689 623,661

(1)
Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" (SFAS 123R). See Note 1 of the consolidated financial statements in our Annual Report for the years ended December 31, 2007 and 2006 regarding assumptions underlying valuation of equity awards. The Option Awards and Stock Awards amounts included in this Summary Compensation Table disregard estimates of forfeitures related to service-based vesting conditions, which are taken into account when calculating SFAS 123R expense for financial reporting purposes.

(2)
The Option Awards dollar amount in 2007 for Mr. Hodges includes $3,126,224 of share-based compensation expense related to option awards granted in years prior to 2007. All Other Compensation for 2007 represents 401(k) employer matching contributions of $3,375, and Company-paid premiums of $1,100 for executive long-term disability and $2,322 for group-term life insurance. All Other Compensation for 2006 represents payments made to Mr. Hodges of $17,129 relating to his relocation to San Diego when he commenced employment with Websense, gross-up payments totaling $14,446 for his personal taxes associated with his relocation expenses, 401(k) employer matching contribution of $3,300, Company-paid premiums of $3,026 for executive long-term disability and $2,322 for group-term life insurance, and $2,989 for executive health physical exams.

(3)
The Option Awards dollar amount in 2007 for Mr. Wride includes $923,328 of share-based compensation expense related to option awards granted in years prior to 2007. The Option Awards dollar amount in 2006 for Mr. Wride includes $539,499 of share-based compensation expense related to option awards granted in years prior to 2006. All Other Compensation in 2007 for Mr. Wride represents a 401(k) employer matching contribution of $3,375, use of a Company-owned vehicle valued at $16,400, gross-up payments totaling $13,830 for his personal taxes associated with the use of the Company-owned vehicle, $2,431 for reimbursement related to home-office telephone and internet services, and Company-paid premiums of $1,243 for group-term life insurance and $237 for executive long-term disability. All Other Compensation in 2006 for Mr. Wride represents a 401(k) employer matching contribution of $3,300, use of a Company-owned vehicle valued at $7,653, gross-up payments totaling $6,454 for his personal taxes associated with the use of the Company-owned vehicle, $1,632 for reimbursement related to home-office telephone and internet services, and Company-paid premiums of $1,243 for group-term life insurance and $712 for executive long-term disability.

(4)
Mr. Mendenhall joined the Company as Senior Vice President and Chief Financial Officer on August 31, 2007. All Other Compensation for Mr. Mendenhall represents Company-paid premiums of $414 for group-term life insurance.

(5)
The Option Awards dollar amount in 2007 for Mr. McCormack includes $386,814 of share-based compensation expense related to option awards granted in years prior to 2007. All Other Compensation in 2007 for Mr. McCormack represents payments made to Mr. McCormack of $175,000 relating to his relocation from San Jose to San Diego, and Company-paid premiums of $552 for executive long-term disability and $810 for group-term life insurance.

(6)
The Option Awards dollar amount in 2007 for Mr. Newman includes $233,462 of share-based compensation expense related to option awards granted in years prior to 2007. The Option Awards dollar amount in 2006 for Mr. Newman includes $315,159 of share-based compensation expense related to option awards granted in years prior to 2006. All Other Compensation in 2007 for Mr. Newman represents a 401(k) employer matching contribution of $3,342 and Company-paid premiums of $293 for executive long-term disability and $486 for group-term life insurance. All Other Compensation in 2006 for Mr. Newman represents a 401(k) employer matching contribution of $3,232, and Company-paid premiums of $879 for executive long-term disability and $454 for group-term life insurance.

(7)
These amounts reflect the discretionary bonus awards made to our named executive officers for 2006.

(8)
These amounts reflect the bonuses earned by our named executive officers under our respective 2007 and 2006 bonus plans.

Grants of Plan-Based Awards

        The following table sets forth certain information with respect to stock options and restricted stock units granted during or for the fiscal year ended December 31, 2007 to each of our named executive officers listed in the Summary Compensation Table above.

Grants of Plan-Based Awards in Fiscal 2007

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)
						Exercise or Base Price of Option Awards ($/sh)
Name	Grant Date	Threshold (2)	Target (3)	Maximum (4)			Grant Date Fair Value of Stock and Option Awards (5)
Gene Hodges, Chief Executive Officer	5/1/07	$270,981	$541,962	$1,056,826	200,000	$23.93	$1,375,340
Douglas C. Wride, President	5/1/07	$89,037	$178,073	$347,242	160,000	$23.93	$1,103,272
Dudley Mendenhall, Sr. Vice President and Chief Financial Officer	8/31/07	$23,750	$47,500	$92,625	200,000	$20.57	$1,182,680
John McCormack, Sr. Vice President, Product Development	5/1/07	$35,486	$70,971	$138,394	40,000	$23.93	$275,068
Michael A. Newman, Sr. Vice President and General Counsel	5/1/07	$34,726	$69,452	$135,431	26,000	$23.93	$178,794

(1)
Represents the hypothetical payments possible under our named executive officer's respective non-equity bonus plans as described in "Annual Cash Incentive Compensation" above. The amounts actually paid to our named executive officers for 2007 are set forth above in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation."

(2)
The Threshold payment is based upon the Company's 90% achievement of the aggregate billings and non-GAAP operating income goals, upon which our named executive officer would earn 50% of their respective Target payment.

(3)
The Target payment is set as a percentage of the named executive officer's salary as discussed under the heading "Non-Equity Incentive Plan Compensation" above.

(4)
The Maximum payment is based upon the Company's 110% or greater achievement of the aggregate billings and non-GAAP operating income goals, upon which our named executive officer would earn 150% of their respective Target payment. The Company's Compensation Committee or the Board of Directors has discretion to modify the bonus amount actually paid to an officer between a range of 0% to 130% of the bonus amount otherwise payable, based upon the officer's achievement of certain individual performance goals. The Maximum payment represents a bonus amount that includes a 130% individual performance component.

(5)
Amounts calculated utilizing the provisions of SFAS 123R. See Note 1 of the consolidated financial statements in our Annual Report for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards. The Option Award amounts included in the table above disregard estimates of forfeitures related to service-based vesting conditions, which are taken into account when calculating SFAS 123R expense for financial reporting purposes.

Outstanding Equity Awards at Fiscal Year-End

        The following table includes certain information with respect to the value of all outstanding equity awards at the fiscal year ended December 31, 2007 for the named executive officers.

Outstanding Equity Awards at December 31, 2007

	Outstanding Equity Awards at Fiscal Year-End
						Stock Awards(4)
						Number of Shares or Units of Stock that Have Not Vested (#)
	Option Awards(4)						Market Value of Shares or Units of Stock that Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Gene Hodges, Chief Executive Officer and President(1)(2)	287,500	312,500 200,000 200,000 200,000 200,000	$ $ $ $ $	32.24 32.24 32.24 32.24 23.93	1/9/13 1/9/16 1/9/16 1/9/16 5/1/14	72,000	$1,222,560
Douglas C. Wride, President (3)	2,054 160,000 66,500 68,333 51,666 47,916 22,500	11,667 28,334 52,084 37,500 60,000 100,000	$ $ $ $ $ $ $ $ $	0.38 13.93 7.49 19.10 25.63 32.24 21.77 23.93 23.93	6/11/09 1/22/12 2/4/13 7/30/14 5/18/12 1/9/13 6/15/13 5/1/14 5/1/14
Dudley Mendenhall, Sr. Vice President and Chief Financial Officer(3)		200,000		$20.57	8/31/14
Michael A. Newman, Sr. Vice President and General Counsel(3)	19,000 25,625 19,375 11,250	4,375 10,625 18,750 26,000	$ $ $ $ $	5.87 19.10 25.63 21.77 23.93	9/23/12 7/30/14 5/18/12 6/15/13 5/1/14
John McCormack, Sr. Vice President, Product Development(3)	70,833	129,167 40,000	$ $	18.38 23.93	7/17/13 5/1/14

(1)
Mr. Hodges joined Websense as Chief Executive Officer and President on January 9, 2006 (the "Start Date"). Of Mr. Hodges' options, 600,000 have a term of seven years, with the shares vesting as follows: 25% on the first anniversary of the Start Date, and 1/48th will vest monthly thereafter until fully vested. 200,000 of the Options have a term of ten years, with the shares vesting as follows: 25% on the second anniversary of the Start Date, and 1/48th will vest monthly thereafter until fully vested. An additional 200,000 of the Options have a term of ten years, with the shares vesting as follows: 25% on the third anniversary of the Start Date, and 1/48th will vest monthly thereafter until fully vested. 200,000 of the Options also have a term of ten years, with the shares vesting as follows: 25% on the fourth anniversary of the Start Date, and 1/48th will vest monthly thereafter until fully vested. The remaining 200,000 of the Options (the Options with a price of $23.93 per share) have a term of seven years with the shares vesting as follows: 25% vest one year from the date of grant and the remaining 75% monthly until the option is fully vested.

(2)
Mr. Hodges' restricted stock units are subject to vesting as follows: 25% vest sequentially on the first, second, third and fourth anniversaries of the Start Date.

(3)
Options become exercisable as follows: 25% vest one year from the date of grant and the remaining 75% monthly until the option is fully vested.

(4)
Information regarding potential acceleration of certain equity awards for the named executive officers is provided under the heading "Post-Employment Compensation" below.

Option Exercises and Stock Vested

        The following table includes certain information with respect to the stock options exercised and common stock issued upon the vesting of restricted stock units during the fiscal year ended December 31, 2007 with respect to the named executive officers. No other stock awards for our named executive officers vested during the fiscal year ended December 31, 2007.

Option Exercises and Stock Vested in Fiscal 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired (#)	Value Realized ($)
Gene Hodges, Chief Executive Officer(1)	0	0	24,000	$561,840
Douglas C. Wride, President	0	0	0	0
Dudley Mendenhall, Sr. Vice President and Chief Financial Officer	0	0	0	0
John McCormack, Sr. Vice President, Product Development	0	0	0	0
Michael A. Newman, Sr. Vice President and General Counsel(2)	19,000	$270,609	0	0

(1)
Upon his hiring as CEO, Mr. Hodges was granted 96,000 restricted stock units on January 9, 2006 which are subject to vesting as follows: 25% vest sequentially on the first, second, third and fourth anniversaries of the date of grant. The value realized for Mr. Hodges' stock awards is his reported gain upon delivery of the common stock as a result of the vesting of his restricted stock units.

(2)
The value realized for Mr. Newman's stock options is his reported gain upon exercise of his options. The value is calculated as the difference between the stock price on the date of exercise and his exercise price multiplied by the number of shares acquired on exercise of options.

Pension Benefits

        We do not provide pension arrangements or post-retirement health coverage for our officers or employees. Our CEO, President, officers and other employees are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we will contribute to each participant a matching contribution equal to 25% of the first 6% of the participant's compensation that has been contributed to the plan. The maximum matching contribution for 2007 was $3,375. All of our named executive officers other than our CFO, Dudley Mendenhall, participated in our 401(k) plan during fiscal 2007 and received matching contributions.

Nonqualified Deferred Compensation

        We do not provide any nonqualified defined contribution or other deferred compensation plans.

Post-Employment Compensation

        The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown below.

Payments Made Upon Termination

        Regardless of the manner in which a named executive officer's employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment. These amounts can include:

  •
  non-equity incentive compensation earned during the fiscal year;

  •
  vested amounts contributed to the Company's 401(k) Plan; and

  •
  unused vacation pay.

Payments Made Upon Death or Disability

        In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading "Payments Made Upon Termination" above, the named executive officer will receive benefits under the Company's disability plan or payments under Websense's life insurance plan, as appropriate.

Potential Payments Under Employment Arrangements

        The amount of compensation payable to each named executive officer upon voluntary, involuntary not-for-cause termination or termination following a change of control is shown below. The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive's separation from Websense.

        Gene Hodges.    In January 2006, we entered into an employment agreement with Gene Hodges to serve as our Chief Executive Officer and President, reporting to the Board, with employment continuing "at will" until either party gives notice of termination. Mr. Hodges resigned from his position as President in April 2007 in order for Douglas C. Wride to be named President. Pursuant to his employment agreement, if we terminate Mr. Hodges's employment without cause or if Mr. Hodges terminates his employment with us for good reason, Mr. Hodges is entitled to: (i) a separation payment in the form of his annual base salary and annual target bonus in effect as of the date of such termination or resignation paid in twelve (12) equal monthly installments, less standard deductions and withholdings; (ii) continued payment of health insurance premiums paid on his behalf by us until he and his covered dependants obtain alternative health insurance coverage, up to a maximum of twelve (12) months; (iii) acceleration of the vesting of his stock options granted in connection with the employment agreement that are otherwise unvested at the time of such termination or resignation such that he shall be vested with respect to the same number of shares as if he had remained continuously employed by us for a period of twelve (12) months following the date of such termination or resignation; and (iv) acceleration of the vesting of 100% of his restricted stock units granted in connection with the employment agreement. Additionally, if (a) within eighteen (18) months following a change of control of Websense, Mr. Hodges's employment is terminated without cause by us or any of our successors or assigns or he resigns his employment for good reason or (b) we terminate his employment without cause during the pendency of a merger agreement or tender offer which would result in a change in control of Websense, then he will receive the benefits specified in (i) and (ii) above, plus all of his remaining unvested stock, restricted stock units and stock option awards will vest immediately. The above severance benefits are contingent upon Mr. Hodges providing us with a fully-effective waiver and release of claims in a form satisfactory to us and his compliance with our standard non-competition and non-solicitation requirements. Cause, good reason and change of control are all defined in Mr. Hodges's employment agreement.

        Had a termination of Mr. Hodges's employment either without cause or for good reason occurred on December 31, 2007, Mr. Hodges would have been eligible to receive the payments set forth in the columns under the heading "Upon Termination without Cause or upon Resignation for Good Reason" in the table below. Assuming a change in control occurred on December 31, 2007 and a subsequent termination without cause or a resignation for good reason occurred within 18 months following the change in control, Mr. Hodges would have been eligible to receive the payments set forth in the table below.

	Upon Change in Control, Termination without Cause or upon Resignation for Good Reason
Name
	Salary	Bonus	Benefits	Equity Awards	Total
Gene Hodges, Chief Executive Officer(1)(2)	$546,000	$546,000	$10,422	$1,222,560	$2,324,982

(1)
Salary and Bonus are paid in twelve (12) equal monthly installments, less standard deductions and withholdings.

(2)
The closing price of our stock on December 31, 2007 was $16.98. The vested and unvested options held by Mr. Hodges which have an exercise price that exceed the fair market value as of December 31, 2007 are excluded from the table.

        Douglas C. Wride.    In June 1999, we entered into an employment agreement with Mr. Wride to serve as our Chief Financial Officer. In April 2007, Mr. Wride was promoted to the position of President and in August 2007, Mr. Wride resigned his position as Chief Financial Officer in order for Dudley Mendenhall to be named Chief Financial Officer. Mr. Wride's employment agreement provides that Mr. Wride will be employed "at will." If Mr. Wride's employment is terminated by us other than for cause, he is entitled to receive, as severance, six months of continuation of his base salary and he will also be entitled to vest in the number of options to purchase shares of our common stock that would have become vested under his options if his employment had continued for an additional six months. Notwithstanding the foregoing, if within one year following a change of control of Websense, Mr. Wride is terminated other than for cause, he is entitled to receive, as severance, one year of continuation of his base salary, and if he is terminated within 18 months following a change of control of Websense, will also be immediately vested in all of his option shares.

        Had a termination of Mr. Wride's employment either without cause or for good reason occurred on December 31, 2007, Mr. Wride would have been eligible to receive the payments set forth in the columns under the heading "Upon Termination without Cause" in the table below. Assuming a change in control of Websense occurred on December 31, 2007 and a subsequent termination without cause occurs within 12 months following the change in control, Mr. Wride would have been eligible to receive the payments set forth in the columns under the heading "Change in Control within 12 months" in the table below. Assuming a change in control of Websense occurred on December 31, 2007 and a subsequent termination without cause occurs within 18 months following the change in control, Mr. Wride would have been eligible to receive the payments set forth in the columns under the heading "Change in Control within 18 months" in the table below.

	Upon Termination without Cause			Change in Control within 12 months			Change in Control between 13-18 months
Name	Salary	Equity Awards	Total	Salary	Equity Awards	Total	Salary	Equity Awards	Total
Douglas C. Wride, President(1)(2)	$179,400	$1,153,181	$1,332,581	$358,800	$1,153,181	$1,511,981	$0	$1,153,181	$1,153,181

(1)
Salary is paid in one lump sum, less standard deductions and withholdings.

(2)
The closing price of our stock on December 31, 2007 was $16.98. The vested and unvested options held by Mr. Wride which have an exercise price that exceed the fair market value as of December 31, 2007 are excluded from the table.

        Dudley Mendenhall and John McCormack.    On August 12, 2007, we entered into an employment agreement with Mr. Mendenhall to serve as our Senior Vice President and Chief Financial Officer. On July 5, 2006, we entered into an employment agreement with Mr. McCormack to serve as our Senior Vice President, Product Development. The agreements provide that both Mr. Mendenhall and Mr. McCormack will be employed "at will." If either's employment is terminated by us other than for cause, he is entitled to receive, as severance, six months of continuation of his base salary. In addition, each of the unvested equity awards held by Mr. Mendenhall and Mr. McCormack is subject to acceleration provisions in the event of a Corporate Transaction, as described in "Other Employment Arrangements with Named Executive Officers" below.

        Had a termination of either Mr. Mendenhall's or Mr. McCormack's employment, either without cause or for good reason, occurred on December 31, 2007, Mr. Mendenhall and Mr. McCormack would have been eligible to receive the payments set forth in the columns under the heading "Upon Termination without Cause" in the table below. Assuming a change in control of Websense occurred on December 31, 2007 and a subsequent termination without cause occurs within 18 months following the change in control, Mr. Mendenhall and Mr. McCormack would have been eligible to receive the payments set forth in the columns under the heading "Upon Change in Control" in the table below.

	Upon Termination without Cause			Upon Change in Control
Name	Salary	Equity Awards	Total	Salary	Equity Awards	Total
Dudley Mendenhall, Sr. Vice President and Chief Financial Officer(1)(2)	$162,500	$0	$162,500	$162,500	$0	$162,500
John McCormack, Sr. Vice President, Product Development(1)(2)	$143,000	$0	$143,000	$143,000	$0	$143,000

(1)
Salary is paid in six equal monthly installments, less standard deductions and withholdings.

(2)
The closing price of our stock on December 31, 2007 was $16.98. The vested and unvested options held by Mr. Mendenhall and Mr. McCormack, respectively, which have an exercise price that exceed the fair market value as of December 31, 2007, are excluded from the table.

        Other Employment Arrangements with Officers.    No employment contract exists with any of our other officers. However, each of the unvested equity awards held by all of our officers are subject to acceleration provisions in the event of a Corporate Transaction, which includes (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of our assets. In the event of a Corporate Transaction, all unvested equity awards will be fully accelerated to the extent such awards are not assumed or replaced with a cash incentive award preserving the spread at the time of the Corporate Transaction. Furthermore, if the executive is terminated by the successor company, or under certain circumstances, voluntarily terminates employment with the successor company within eighteen (18) months of the Corporate Transaction or other Change in Control of the Company, the assumed or replaced award will be fully accelerated. For purposes of the equity award, a Change in Control includes (A) the acquisition, by any person of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders, or (B) a change in the composition of our Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time the Board approved such election or nomination.

        Had an involuntary termination occurred on December 31, 2007 following a Corporate Transaction or Change in Control, Mr. Newman would have been eligible to receive the payments set forth below.

Name	Equity Awards
Michael A. Newman, Sr. Vice President and General Counsel(1)	$211,090

(1)
The closing price of our stock on December 31, 2007 was $16.98. The vested and unvested options held by Mr. Newman which have an exercise price that exceed the fair market value as of December 31, 2007 are excluded from the table.

COMPENSATION OF DIRECTORS

        For the first part of 2007, all Board compensation was based on attendance at meetings and was paid quarterly in arrears. Non-employee directors were also reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors and its committees. Directors were also eligible to receive additional fees based on performance of special projects, but no such payments were made in 2007.

        The following table sets forth the standard cash compensation arrangement for our Board of Directors from January 2007 through June 2007.

	Meeting	In Person Attendance		Telephonic Meeting
Base Fee for Meeting Attendance	Board of Directors—Chairman Board of Directors—Member	$ $	5,000 3,000	$ $	1,500 1,000
Additional Fees Based on Committee Membership	Audit Committee Chairman Audit Committee (non-chairman)	$ $	3,500 1,500	$ $	2,000 1,000
	Compensation Committee Chairman		$2,000		$1,000
	Compensation Committee (non-chairman)		$1,000		$500
	Nominating and Corporate Governance Committee Chairman		$1,000		$500
	Nominating and Corporate Governance Committee (non-chairman)		$500		$500
	Special project ad hoc committees		$500		$500
	Chairman of the Board attending any committee meeting		$1,000		$1,000

        In addition, historically, under the Automatic Option Grant Program in effect under our 2000 Stock Incentive Plan, each individual who first joined the Board of Directors as a non-employee Board member would receive, on the date of such initial election or appointment, an automatic option grant to purchase 100,000 shares of our common stock, provided that such person had not previously been in the employ of the Company. In addition, on the date of each Annual Stockholders' meeting, each individual who continued to serve as a non-employee Board member would automatically be granted an option to purchase 5,000 shares of our common stock, provided such individual has served as a non-employee Board member for at least six months prior to such meeting. Each grant under the Automatic Option Grant Program was immediately exercisable and had an exercise price per share equal to the fair market value per share of our common stock at the Nasdaq close on the date of grant, and had a maximum term of 10 years, subject to earlier termination or repurchase should the director cease to serve as a Board member. The shares subject to each initial 100,000 share automatic option grant would vest in a series of four successive equal annual installments upon the director's completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual 5,000 share automatic option grant would vest upon the director's completion of one year of Board service measured from the grant date. However, the shares will immediately vest in full upon changes in control or ownership or upon the director's death or disability.

        During 2007, the Board retained the services of Frederick W. Cook & Co., a compensation consultant, to review the compensation program for the Board in order to assess whether the Company's Board cash and equity compensation was consistent with other similarly situated companies. Based upon the advice received from Frederick W. Cook & Co., in July 2007, the Board approved a revised cash compensation program which went into immediate effect. The new program provides all directors with a $15,000 annual cash retainer, paid quarterly. Board and committee chairs, and audit committee members, receive an additional cash retainer. Total annual retainers are as follows:

Annual Retainer
Chairman	$40,000
Audit Committee Chair	$30,000
Nominating/Governance Committee Chair	$22,000
Compensation Committee Chair	$25,000
Director	$15,000

        Audit Committee members receive an additional $5,000 annual retainer.

        In addition, meeting fees were established as follows:

Attendance
Participation in a physical Board meeting	$3,000
Participation in a physical committee meeting	$1,000
Participation in any telephonic meeting	$500

        In October 2007, the Board approved the amendment and restatement of our 2000 Stock Incentive Plan (the "Amended Stock Incentive Plan"), to provide that each individual who is first elected or appointed as a non-employee member of the Board (a "Non-Employee Director") shall automatically be granted a non-statutory option to purchase 100,000 shares of common stock, granted and priced on the last trading day for Websense common stock in the calendar month in which such initial election or appointment to the Board occurs, instead of being granted and priced on the date of such initial election or appointment. The shares subject to such initial grant shall vest in forty-eight successive equal monthly installments upon the optionee's completion of each month of service as a Board member over the forty-eight month period measured from the option grant date. Previously, options to Non-Employee Directors vested in a series of four successive annual installments upon the optionee's completion of each year of service as a Board member. The Amended Stock Incentive Plan also provides that each individual who continues to serve as a Non-Employee Director shall automatically be granted a non-statutory option to purchase 12,500 shares of common stock, increased from the 5,000 shares provided under the old plan, granted and priced on the date of each Websense annual stockholders meeting, provided that such individual has served as a Non-Employee Director for at least six months. The shares subject to such annual grant shall vest in twelve successive equal monthly installments upon the Non-Employee Director's completion of each month of service as a Board member measured from the option grant date. Previously, options to Non-Employee Directors vested in one installment upon the Non-Employee Director's completion of the one year period of service measured from the grant date. Pursuant to the Amended Stock Incentive Plan, each member of the Board shall have thirty-six months, instead of twelve months, from the date of cessation of service as a Board member to exercise vested options. The changes to the cash compensation and stock compensation were made to adjust the overall board compensation to remain competitive with generally increasing board compensation of similarly situated companies due to the increased general responsibilities of directors.

        The following table provides information for compensation in the fiscal year ended December 31, 2007 for non-employee directors who served in such capacity during fiscal 2007.

Director Compensation Table for Fiscal 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
John B. Carrington(2)	$61,500	$672,657	$734,157
Bruce Coleman(3)	$56,500	$39,372	$95,872
John Schaefer(4)	$63,000	$39,372	$102,372
Mark St.Clare(5)	$82,000	$39,372	$121,372
Gary Sutton(6)	$73,000	$39,372	$112,372
Peter Waller(7)	$49,000	$39,372	$88,372

(1)
Amounts calculated utilizing the provisions of SFAS 123R. See Note 1 of the consolidated financial statements in the Company's Annual Report for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(2)
Mr. Carrington served as our Chief Executive Officer and President until January 9, 2006 and as an employee of the Company until June 30, 2006. He continues to serve as our Chairman of the Board of Directors. The Option Awards for Mr. Carrington include $654,811 of share-based compensation related to option awards granted to him in years prior to 2007, principally while Mr. Carrington was our CEO. At fiscal year end, the aggregate number of option awards outstanding for Mr. Carrington was 275,610 stock options.

(3)
The Option Awards for Mr. Coleman includes $21,526 of share-based compensation related to option awards granted in years prior to 2007. At fiscal year end, the aggregate number of option awards outstanding for Mr. Coleman was 56,000 stock options.

(4)
The Option Awards for Mr. Schaefer includes $21,526 of share-based compensation related to option awards granted in years prior to 2007. At fiscal year end, the aggregate number of option awards outstanding for Mr. Schaefer was 90,000 stock options.

(5)
The Option Awards for Mr. St.Clare includes $21,526 of share-based compensation related to option awards granted in years prior to 2007. At fiscal year end, the aggregate number of option awards outstanding for Mr. St.Clare was 70,000 stock options.

(6)
The Option Awards for Mr. Sutton includes $21,526 of share-based compensation related to option awards granted in years prior to 2007. At fiscal year end, the aggregate number of option awards outstanding for Mr. Sutton was 55,000 stock options.

(7)
The Option Awards for Mr. Waller includes $21,526 of share-based compensation related to option awards granted in years prior to 2007. At fiscal year end, the aggregate number of option awards outstanding for Mr. Waller was 90,000 stock options.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        In 2006, the Company adopted a written Related-Person Transactions Policy that sets forth the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of "related-persons transactions." For purposes of our policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any "related person" are participants involving an amount that exceeds $50,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

        Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers and directors. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee looks at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

        Stock option grants to the Company's directors are described under the caption "Compensation of directors."

        The Company has entered into indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify each director or officer against certain expenses, including attorneys' fees, judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer. These agreements also require the Company to advance expenses incurred by the individual in connection with any proceeding against him or her with respect to which such individual may be entitled to indemnification by the Company.

        The Company engaged KPMG to prepare the U.S. federal and state tax returns for SurfControl for the 2007 fiscal year as well as prepare the audit of SurfControl for inclusion in our Form 8-K/A filed with the SEC on December 14, 2007. In addition, the Company engaged KPMG International (KPMG) in order to prepare the local statutory accounts and tax returns for SurfControl's subsidiaries in the United Kingdom, Australia and France for the 2007 fiscal year. KPMG had acted as SurfControl's auditor and tax service provider for several years prior to the Company's acquisition of SurfControl in October 2007. Mark St.Clare is a member of our Audit Committee and his wife is an audit partner at KPMG who has never personally provided any services to SurfControl. The Audit Committee reviewed the engagement under our Related-Person Transaction Policy and determined the engagement of KPMG to be in the best interests of the Company and its stockholders. Accordingly, the Audit Committee approved the engagement of KPMG. Mr. St.Clare recused himself from the deliberation and approval.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Websense stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Websense, Inc., 10240 Sorrento Valley Road, San Diego, California 92121, Attention: Corporate Secretary, or call 877-273-7379. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

ANNUAL REPORT

        A copy of the Annual Report of the Company for the 2007 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

        The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on February 28, 2008. The Company will mail without charge to stockholders, upon written request, a copy of the Form 10-K, including the financial statements, schedule and list of exhibits. Requests should be sent to Websense, Inc., 10240 Sorrento Valley Road, San Diego, California 92121, Attention: Corporate Secretary.

By Order of the Board of Directors

Michael A. Newman, Corporate Secretary

Dated: April 25, 2008

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Websense, Inc.

FOR THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 4, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gene Hodges, Douglas C. Wride and Michael A. Newman, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Annual Meeting of Stockholders of Websense, Inc. to be held on Wednesday, June 4, 2008, or at any postponements or adjournments thereof, as specified on the reverse side with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes all previous proxies and acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 4, 2008 and the proxy statement.

THIS PROXY CONFERS ON THE PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINATED DIRECTORS AND IN FAVOR OF THE OTHER PROPOSAL.

This Proxy, when properly executed, will be voted as specified on the reverse side. Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposals 1 and 2 and will be voted by the proxyholder at his discretion as to any other matters properly transacted at the meeting or any adjournment thereof.

Websense, Inc.

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.    ☒

C123456789

000000000.000000 ext    000000000.000000 ext
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000000000.000000 ext    000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 4, 2008.

Vote by Internet

  •
  Log on to the Internet and go to www.investorvote.com/tickersymbol
  •
  Follow the steps outlined on the secured website.

Vote by telephone

  •
  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
  •
  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card                                                           123456      C0123456789      12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A
Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR the other listed proposal.
1.
To elect two Directors to serve for three year terms ending at the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

                                01 - Mark S. St.Clare        02 - Peter C. Waller

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

2.
To ratify the selection of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

        For    Against    Abstain
        ☐            ☐            ☐

3.
In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

B
Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.    ☐

C
Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

	C 1234567890 JNT 1 U P X 0 1 7 4 9 6 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

QuickLinks

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Proposal 1 ELECTION OF DIRECTORS
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Proposal 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
ANNUAL REPORT
FORM 10-K